Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-37261, 33-69596, 33-69598, 33-61558, 333-79443, 333-08994, 333-42635, 333-89971, 333-112527, 333-138524, 333-162898 and 333-162897) and Form S-3 (No. 333-162896) of Southern Union Company of our report dated February 25, 2011 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Southern Union Company, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
February 25, 2011